Shnitzer, Gotlieb, Sharon & Co.

AGREEMENT

Made and entered into in Tel-Aviv on the ___ day of September, 2004

BETWEEN

Ness Energy of Israel Inc., a company registered in the state of Texas, U.S.A whose address for purposes of service of documents and notices under this Agreement is c/o Adv. Noam Sharon, of 7 Menachem Begin Rd. Ramat Gan, Israel,

(hereinafter: the “Purchaser”)

— of the one part —

AND

Equital Ltd., a company registered in Israel Publ. Co. 52-003085-9 8 Granit Street P.O. Box 10188 Petach Tikva 49002

(hereinafter: the “Seller”)

— of the other part —

WHEREAS:	The Seller is the owner of all the issued share capital of Equital Management 1 Ltd. (hereinafter: "Equital Management"); and

WHEREAS:	Equital Management is the owner of 90% of the issued share capital of Modi'in Energy Management (1992) Ltd. (hereinafter: "Modi'in Management") and the owner of 99 ordinary shares, which represent approximately 99%, of the issued share capital of Modi'in Energy Trusts Ltd. (hereinafter: "Modi'in Trusts") (hereinafter: "Modi'in Management" and "Modi'in Trusts" respectively, and collectively - the "Subsidiaries"); and

WHEREAS:	Modi'in Management is the general partner, and Modi'in Trusts is the limited partner, in the limited partnership Modi'in Energy, the participation units of which are listed for trade on the Tel Aviv Stock Exchange (hereinafter: the "Partnership"); and

WHEREAS:	The Purchaser wishes to purchase all the shares of the Seller in Equital Management; and

WHEREAS:	The Seller agrees to sell to the Purchaser all of its shares in Equital Management under the conditions set forth below in this Agreement;

Now therefore it is declared, stipulated and agreed between the parties as follows:

1. Preamble, appendices and headings

1.1	The preamble and the appendices to this Agreement constitute an integral part hereof.

1.2	Headings to clauses in this Agreement are for the sake of convenience only and shall not be used in the interpretation of the Agreement.

2. The Transaction

Subject to and in accordance with the conditions set forth in this Agreement, the parties undertake as follows:

2.1	The Seller undertakes to sell and transfer into the name of the Purchaser, all its shares in Equital Management, constituting the entire issued capital of said company (hereinafter: the "Shares Sold").

2.2	The Shares Sold are sold by the Seller to the Purchaser free and clear of any debt, encumbrance, attachment, lien or any other third-party right.

2.3	In consideration for the Shares Sold, the Purchaser undertakes as follows:

2.3.1	to pay the Seller an amount in New Shekels equivalent to USD 220,000; and

2.3.2	to transfer to the Seller, and/or to the Seller’s order, 400,000 (four hundred thousand) ordinary shares of Ness Energy International, Inc. (a public company traded on the United States (U.S.) NASD Bulleting Board (hereinafter: the “Consideration Stock”)). The Seller hereby acknowledges the restrictions imposed upon re-sale of the Consideration Stock pursuant to U.S Securities laws and regulations and obligates to act in strict compliance with such restrictions.

2.4	In addition to the consideration specified in clauses 2.3.1 and 2.3.2 above, the Purchaser undertakes to pay to the Seller a monthly sum of USD 10,000 (hereinafter: the “Monthly Payments”). The Monthly Payments shall be paid to the Seller in consideration for consulting services to be made available to the Purchaser by the Seller and/or on behalf of the Seller regarding the Partnership’s oil and/or gas exploration activity in Israel (hereinafter: the “Service”). It is hereby agreed and understood that the Purchaser’s obligation to pay for the Service does not depend on whether the Service has been actually rendered by the Seller or whether the Purchaser has chosen not to consume the Service in practice. It is furthermore agreed and stipulated hereby that the scope and nature of the Service is to be mutually agreed upon from time to time by the parties, provided, however, that failure of the parties to reach such agreement shall not exempt the Purchaser’s from it’s obligation for execution of the Monthly Payments. The Monthly Payments shall commence upon the occurrence of the following events (jointly):

2.4.1	at the end of 18 months from the execution date of this Agreement (hereinafter: the "Execution Date");

2.4.2	the Partnership had raised funds according to any prospectuses issued by it at any time after the execution date of this Agreement.

2.4.3	the Partnership has actually paid to Modi’in Menagement, the monthly management fee, but no less than USD 20,000 per month (excluding non-payment and/or reduced payment to Modi’in Management due to circumstances under its control).

As a Collateral for the fulfillment of the Purchaser’s obligations to pay the Monthly Payments, the Purchaser hereby undertakes to cause its Parent Company, Ness Energy International Inc. (hereinafter: the “Parent Company”), to issue in favor of the Seller an unconditional letter of guaranty under which the Parent Company shall guarantee the full and timely monthly payments (subject to the conditions precedent for such payment, specified in clause 2.4.1, 2.4.2 and 2.4.3 above), in the form attached as Appendix 2.4.3 such letter of gurantee, attested by an attorney on behalf of the Parent Company, shall be delivered by the purchaser to the Seller upon execution date.

3. Declarations by the Seller

The Seller hereby declares, confirms and undertakes as follows:

3.1	Equital Management and the Subsidiaries (hereinafter together: the “Companies”) are private companies, duly incorporated and registered in Israel under israeli law, have not been struck off, no steps have been taken against them for their winding-up, and no proceedings for an arrangement or compromise with creditors or members therein have been commenced, and no proceedings have been commenced for the appointment of a receiver in respect of their assets, in whole or in part.

Copies of the Certificates of Registration, the Memorandum of Association and the Articles of Association of the Companies are attached as Appendices 3.1(a) to 3.1(i) to this Agreement, respectively. Copies of the Certificates of Registration, the Partnership Agreement and the Trust Agreement are attached as Appendices 3.1(j) to 3.1(l) to this Agreement.

3.2	Since the registration of the Companies, no special resolutions have been resolved, and none of the document of incorporation of any of them has been altered or amended, save as set forth in the table attached as Appendix 3.2.

3.3	The registered share capital of Equital Management and of the Subsidiaries is as follows:

Equital Management 1 NIS 38,000 divided into 38,000 ordinary shares of NIS 1 par value each.

Modi ’in Management NIS 17,600 divided into 17,600 ordinary shares of NIS1 par value each.

Modi ’inTrusts NIS 17,600 divided into 17,599 ordinary shares of NIS 1 par value each and one management share of NIS 1 par value.

3.4	The issued and paid-up share capital of Equital Management and of the Subsidiaries is as follows:

Equital Management 1 NIS 100 divided into 100 ordinary shares of NIS 1 par value each.

Modi ’in Management NIS 100 divided into 100 ordinary shares of NIS1 par value each.

Modi ’inTrustsNIS 100 divided into 100 ordinary shares of NIS 1 par value each and one management share of NIS 1 par value.

3.5	The issued and paid-up share capital of Equital Management and of the Subsidiaries is held as follows:

Equital Management 1 The Seller — 100 ordinary shares.

Modi'in Management Equital Management - 90 ordinary shares; Dr. Baruch Drin - Consulting & Geological Services Ltd. (hereinafter: "the Drin Company") 10 ordinary shares.

Modi'in Trusts Equital Management - 99 ordinary shares; Mr. Shimon Avnaim. - one ordinary share and one management share.

The Shares Sold and the shares in the Subsidiaries are all free and clear of any charge, mortgage, pledge, debt, attachment, lien or other right in favor of a third party. The Companies and/or the Seller do not have any undertaking to transfer and/or to allot and/or to sell and/or to grant any option, capital notes, debentures or other securities which are exercisable and/or convertible into shares of the Companies

3.6	The directors of Equital Management and of the Subsidiaries are:

Equital Management Orangstone Ltd. and Pinkstone Ltd.

Modi'in Management Equital Management 2 Ltd and Equital Management 3 Ltd.

Modi'in Trusts S.A. Trusts (1999) Ltd.

3.7	As at the date of this Agreement 108,094,681 participation units of NIS 0.01 par value each have been issued and are all traded on the Tel Aviv Stock Exchange as to the Partnership. Said securities confer a respective right to participate in the rights of Modi’in Trusts as the Limited Partner in the Partnership (hereinafter: the “Units”). The Units were issued pursuant to prospectuses, the first of which was published on October 8, 1992 and the last on August 4, 2000. The rights conferred by the Units are as specified and agreed upon in the Trust Agreement (attached to the agreement as Appendix 3 (l), and the prospectuses.

3.8	Apart from 6,364,676 participation units in the Partnership which are held by Modi’in Management, there are no participation units held by Equital Management and/or by any of the Subsidiaries.

3.9	Subject to the contents of Clause 3.22 below with regard to royalties, the assets of Equital Management, of the Subsidiaries and of the Partnership are free and clear of any charge, mortgage, pledge, attachment, lien or any other right in favor of a third party.

3.10	All the agreements in force (hereinafter: the “Agreements”) to which Equital Management and/or any of the Subsidiaries and/or the Partnership are a party to are attached as Appendix 3.10. None of the aforesaid Agreements have been amended or breached, and the Seller is not aware of any cause of action or fact likely to bring about the cancellation of the Agreements, or of any intention to cancel them or to terminate them prior to the end of their period of validity.

3.11	A copy of the audited financial statements of the Partnership as at December 31, 2003 and the reviewed financial statements of the Partnership as at June 30th 2004 and trial balances of the Companies and the Partnership as at the execution date are attached to this Agreement as Appendices 3.11(a) – 3.11(j) (hereinafter: the “Financial Statements”).

3.12	The Financial Statements have been prepared according to proper and accepted accounting principles in Israel, which were applied consistently throughout the entire period reviewed therein, and accurately and fully reflect the assets of Equital Management, the Subsidiaries and the Partnership, their liabilities, their financial situation, and their business results as at the date to which they have been prepared and for the period ended on that date, respectively.

3.13	For the avoidance of doubt, the Seller declares that prior to the execution date, Modi’in Management had distributed a dividend to its shareholders so that the assets of Modi’in Management on the execution date, consist only of 6,364,676 participation units of the Partnership, and Modi’in Management has no outstanding liability of any kind to its shareholders or others not reflected in its financial statements.

3.14	The Seller declares that each of Equital Management and/or any of the Subsidiaries and/or the Partnership has no financial or other obligation, whether same has matured or has not matured, contingent or non-contingent, vis-à-vis any person or body and nothing has occurred and no circumstances exist which are likely to give rise to such obligation, apart from undertakings which have been fully disclosed in this Agreement and in the Financial Statements, and obligations which have been created and/or which they have been undertaken after March 31, 2004 and on to the date of the Agreement, in the ordinary course of business and a part of it.

3.15	Apart from the debts reflected in this Agreement and in the Financial Statements, Equital Management and/or any of the Subsidiaries and/or the Partnership has no debt or material obligation of any kind, including any conditional, contingent, future, uncertain or other obligations.

3.16	Equital Management and/or any of the Subsidiaries and/or the Partnership are not a party to any legal proceedings or quasi-legal proceedings, civil, criminal or administrative, or to any investigation of any sort, and the Seller is not aware of any intention to institute a claim or to commence such proceedings, or of an event likely to cause the commencement of such proceedings against Equital Management and/or any of the Subsidiaries and/or the Partnership and/or of the existence of any cause of action for the commencement of any such proceeding.

3.17	No final tax assessments have been issued to Equital Management and to the Subsidiaries since the time of their establishment. For the avoidance of doubt, the Partnership is not required, under Israeli law, to file income tax reports. Since the time of their establishment, Equital Management, the Subsidiaries and the Partnership have duly complied with and submitted the returns and the tax reports which they are obliged to submit in accordance with any law, and have made payment in full of all the taxes, deductions and all the compulsory payments of any kind for which they were liable. The Seller is not aware of any investigation or other proceeding which is being carried out or is likely to be carried out in connection with any of the Companies such as the fulfillment of the obligations of Equital Management and/or any of the Subsidiaries and/or the Partnership and the effecting of the payments by them as aforesaid.

3.18	Except from the specified in Appendix 3.18, since June 30th, 2004, the Companies have conducted their businesses and the Partnership in the ordinary course of business, and no event has occurred and no circumstances exists which necessitate the publication of an immediate report according to law by any of the Companies and the Partnership, and they have not reported thereon and/or have not published a report in regard thereto as required under the Securities Law, 5728-1968 and the regulations made thereunder.

3.19	There is no judgment, arbitrator’s award or judicial or quasi-judicial decision of any sort against Equital Management and/or any of the Subsidiaries and/or the Partnership.

3.20	Details of all bank accounts conducted in the name of any of the Companies including Modi’in Management and the Partnership, the branches at which same are conducted, the balance in each account at the execution date and details of the authorized signatories on each account, are set forth in Appendix 3.20 to this Agreement. Except from the specified in Appendix 3.20, there are no other bank or any financial or brokerage account in the name of the Companies including the Partnership.

3.21	Equital Management and/or any of the Subsidiaries and/or the Partnership do not employ any employee and they have no obligation to employ an employee(s).

3.22	Except as described in Appendix 3.22 and apart from the obligations for payment of royalties to the State of Israel by virtue of the provisions of the law, Equital Management and/or any of the Subsidiaries and/or the Partnership have no obligation to pay “an over-riding royalty” to any person whatsoever.

3.23	Subject to the implementation of the provisions of this Agreement the Seller hereby waives any balance of debt, to the extent that one should be created in its favor, of whatsoever nature, from Equital Management and/or from any of the Subsidiaries and/or from the Partnership, including with respect to management fees.

3.24	The Seller’s contracting under this Agreement has been duly approved by the Seller’s board of directors, and this Agreement has been signed on behalf of the Seller by the person authorized to bind it in all respects connected with this Agreement. This Agreement is not contrary to any law or regulation and there in no provision of any charter, article, resolution, agreement or any amendment of any such item, that is contrary to this Agreement or which would cause this Agreement to be non-enforceable for any reason.

3.25	The Seller hereby undertakes to indemnify the Purchaser, immediately upon receipt of a written demand from the Purchaser for any loss and/or expense and/or damage incurred by the Purchaser due to, or in connection with, any of Equital Menagement, the Subsidiaries and/or the Partnership, their assets, liabilities or obligations provided that such loss and/or expense and/or damage results from the activity of any of said corporations in the period prior to the execution date, including any tax liability. The Seller’s obligation to indemnify the Purchaser shall be subject to the following conditions and limitations:

3.25.1	Any Tax liability will be fully indemnified.

3.25.2	All other said losses and/or expenses and/or damages will be indemnified in a sum not exceeding the Consideration, provided that the Purchaser will submit a written notice to the Seller within 21 days from the day the Purchaser became of actual knowledge of the circumstances giving rise to the Purchaser’s claim for indemnification, but in any case, no later than 36 months from the execution date.

3.25.3	the Purchaser has allowed the Seller to take, at Seller’s cost and responsibility, any action in response to the claim or law suit that gave rise to the Purchaser’s demand for indemnification and has not compromised and/or settled such claim or suit without having received the Seller’s prior and written approval for such compromise or settlement.

3.25.4	the Purchaser has executed power of attorney to attorneys on behalf of the Seller, to handle the legal defense against the suit and/or claim..

The amount required to be paid for any loss and/or expense and/or damages will be reduced to the extent of any amounts the Purchaser is entitled to receive pursuant to the terms of an insurance policy, covering such Indemnification Claim.

4. Declarations by the Purchaser

The Purchaser hereby declares, confirms and undertakes as follows:

4.1	Prior to the execution date it was given the possibility, in the scope of due diligence examinations, to examine and to inspect the representations and all the appendices to this Agreement (No examination, however, of any thing removes the obligation of the Seller’s representations herein.)

4.2	Prior to the signing of this Agreement it was given the possibility of examining and inspecting the financial condition and the financial statements of Equital Management, of the Subsidiaries and of the Partnership. (No examination, however, of any thing removes the obligation of the Seller’s representations herein.)

4.3	It has received from the Seller the information and the documents required for purposes of its contracting under this Agreement. (No examination, however, of any thing removes the obligation of the Seller’s representations herein.)

4.4	There is not and will not be any allegation and/or claim and/or demand, directly or indirectly, by the Purchaser against the Seller and/or against officers of the Seller, or of Equital Management and of the Subsidiaries, on any aspects connected with the conduct of their businesses and in all aspects connected with the Partnership as to any prior matter properly disclosed within this Agreement regarding the financial statements and other public statements filed by the Partnership.The Purchaser hereby declares to the Seller that it is purchasing the shares in Equital Management, the Subsidiaries and the Partnership on an “as is” basis, without relying on any representation by the Seller, save for the declarations and representations contained in this Agreement.

4.5	Without derogating from the generality of the foregoing, the Purchaser does not have and will not have, directly or indirectly, any allegation and/or claim and/or demand against the Seller and/or the individual entities who comprise it and/or officers of the Subsidiaries, in respect of information which has been made known to the public, including in prospectuses, in financial statements (including periodic reports and the board of directors’ report) and in the immediate reports the Partnership has issued provided Ness is given copies of same. (However, this paragraph does not remove the obligation of the Seller’s representations herein.)

4.6	It is entering into this Agreement with the basic intention of continuing in the framework of the Partnership with the activities of oil and gas explorations, subject to its commercial discretion and in the scope of the financial resources that will be available to the Partnership.

4.7	It has examined the limited partnership agreement and the trust agreement, together with the amendments thereto, Appendix 4.7 to this Agreement, and the obligations of Modi’in Management as general partner and Modi’in Trusts as limited partner and trustee under those agreements, the law, the prospectuses and the agreements mentioned in Appendix 3.10, are clear to it. (No examination, however, of any thing removes the obligation of the Seller’s representations herein.)

4.8	Its contracting under this Agreement has been duly approved by the Purchaser’s board of directors, and the Agreement has been signed on behalf of the Purchaser by the person empowered to bind it in all aspects connected with this Agreement.

5. Implementation of the Transaction

Upon the execution date the parties will perform the following:

5.1	The parties shall deliver to one another a signed and certified copy of a resolution of the board of directors of each of them with regard to approval of their contracting under this Agreement, as well as an approval by the board of directors of Equital Management to the transfer of the Sold Shares to the Purchaser.

5.2	The Seller shall deliver to the Purchaser a share transfer deed signed by it, pursuant to which it transfers to the Purchaser, the Sold Shares and the Sold Shares shall be delivered in the name of the Purchaser.

5.3	The Seller shall deliver to the Purchaser letters of resignation signed by all the directors of Equital Management and of Modi’in Management and a Board resolution and any other corporate document needed appointing Purchaser’s nominees as directors, all effective as from the execution date.

In addition the Seller shall deliver to the Purchaser a copy of a letter of resignation signed by Equital Management (the original to be properly delivered by Seller), according to which it resigns from its position as a director of J.O.E.L Jerusalem Oil Exploration Ltd. (a public company which shares are traded on the Tel Aviv Stock Exchange –hereinafter “JOEL”).

The Seller hereby undertakes to indemnify the Purchaser for any and all damages and/or costs incurred by the Purchaser in connection with any claim and/or suit raised against Equital Management by third parties resulting from its position as director in JOEL. Seller represents there is no such matter pending nor is it aware of any threat nor any facts which would cause such matter to happen.

5.4	The Seller shall deliver all the files and documents as to the Companies, including Equital Management, the Subsidiaries and the Partnership, or in connection therewith.

5.5	The Purchaser shall deliver to the Seller a banker’s check, or a certification by a bank of a monetary transfer in NIS in the amount equivalent to USD 220,000 according to the known currency rate of the USD published by the Bank of Israel.

5.6	The Purchaser shall deliver to the Seller a share certificate on the Seller’s name representing the Consideration Stock. In addition, the Purchaser shall deliver to the Seller an Escrow’s authorization that the share certificate for the Consideration Stock has been dully issued by Ness Energy International, Inc and in accordance to its Articles of Association.

The Purchaser undertakes that it will immediately appoint directors on his behalf, in Equital Management, and will cause the same as to Modi’in Management within 30 days from the execution date, and will render immediate reports as required with regard to changes in the officers, as such are required.

6. Additional Undertakings of the Purchaser

The Purchaser undertakes that immediately after the execution of this Agreement it shall perform all the necessary acts so that the following changes shall take effect and the required documents shall be filed with the Company’s Registrar and any other relevant authority:

6.1	The changes in the shareholders of Equitel Management.

6.2	The changes in the directors of Equital Management and Modi'in Management.

6.3	The changes in the address of the Companies and the Partnership.

6.4	The appointment of a new electronic approved signatory in accordance with the Securities Law 1968 and to send all the required immediate reports regarding the changes in the Partnership.

7. Miscellaneous

7.1	Each party shall assume payment of the taxes applicable to it under any law in connection with this Agreement.

7.2	Any change, amendment, correction, or addition to the Agreement shall not be valid unless given in writing by the authorized representatives of both parties.

7.3	In the event that one of the parties to the Agreement refrains from exercising any of its rights in accordance with the Agreement or under any law, or shall not exercise the said right on the due date, it shall not be deemed a waiver of the said right by the party.

7.4	This Agreement is governed by and construed in accordance with Israeli law.

7.5	Each party shall assume the costs of its legal counsel, its other consultants and all other costs in connection with this Agreement.

7.6	Each of the parties declares and undertakes that there is no legal, contractual or other bar to its entering into this Agreement.

7.7	The addresses of the parties to this Agreement are as set forth alongside their names at the head of the Agreement. Any notice in connection with this Agreement shall be in writing, and shall be delivered by personal delivery or by registered mail. A notice served by one of the parties on the other will be deemed to have been delivered at the time of its delivery, or if sent by registered mail, after 72 hours from the time of its dispatch from a post office in Israel, whichever is the earlier.

In witness whereof the parties have hereunto signed:

_____________________________________________ Equital Ltd.	_______________________________________________ Ness Energy of Israel Inc.